Exhibit 10.2
EMPLOYMENT AGREEMENT
     AGREEMENT, dated as of the 25th day of August, 2005, by and between WQN, INC., a Delaware corporation with an office located at 14911 Quorom Drive, Suite 140, Dallas, Texas 75254 (the “Company”), and DAVID S. MONTOYA, an individual (the “Employee”).
W I T N E S S E T H:
     WHEREAS, the Board of Directors of the Company has determined that it is in the best interests of the Company to employ the Employee and the Employee desires to be employed by the Company; and
     WHEREAS, the Company and the Employee desire to set forth in this Agreement the terms and conditions of the Employee’s employment.
     NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties hereto agree as follows:
1. EMPLOYMENT
     The Company hereby employs and engages the Employee to serve as the Chief Financial Officer of the Company, and the Employee hereby accepts such employment with the Company, on the terms and conditions herein set forth. The Employee’s conduct and performance shall be consistent with what would be expected of senior executives at other institutions of similar size and type. Except as otherwise provided herein, the Employee shall devote such business time, attention, and skill to the business of the Company and perform such responsibilities as are customary for an employee holding a Chief Financial Officer position and that are assigned to the Employee by the Board of Directors in accordance with the standards and policies that the Company may from time to time establish. The Employee shall use his reasonable best efforts to further the interests of the Company, and to discharge diligently his duties and responsibilities to the Company under this Agreement. As of the date of this Agreement, the Employee represents that he is not subject to any legal obligations or restrictions that would prevent or limit the Employee from performing his responsibilities under this Agreement. Notwithstanding the foregoing, this

Agreement shall not be construed or applied to prevent the Employee from engaging in any other business or investment activities, including those which may be similar to the investments or business of the Company.
2. COMMENCEMENT; TERM OF AGREEMENT
          2.01 The term of employment hereunder shall commence effective as of the date of the closing of the Company’s asset sale to VOIP, Inc. (the “Commencement Date”), and shall continue until the third anniversary of the Commencement Date (the “Employment Period”) unless terminated sooner pursuant to the express provisions hereof.
     3. DUTIES
          3.01 During the Employment Period, the Employee shall be employed in an executive capacity as the Chief Financial Officer of the Company, with the authority and responsibilities appropriate and customary to such position.
          3.02 The Employee shall report and be responsible to the Board of Directors of the Company.
          3.03 On the date hereof, and at each annual meeting of stockholders during which the Employee is serving as the Chief Financial Officer of the Company, the Company shall cause the Employee to be nominated to the Board of Directors of the Company and shall use its reasonable best efforts to have the Employee elected to the Board of Directors of the Company.
     4. COMPENSATION
          4.01 The Employee shall be eligible to receive compensation in accordance with resolutions adopted by the Board of Directors, including fees payable to the members of the Board of Directors (so long as, and to the extent that, Employee is a director of the Company). Further, upon the Commencement Date, the Company shall grant to the Employee, pursuant to the Company’s 2001 Stock Option Plan, a 10-year stock option (“Option”)

to purchase 220,000 shares of the Company’s common stock at an exercise price of $1.41 per share. Such options shall vest as follows: (i) one-third on the date hereof, (ii) one-third on the first anniversary date of this Agreement; provided that the Employee is then in the employ of the Company, and (iii) the remainder on the second anniversary date of this Agreement, provided that the Employee is then in the employ of the Company. However, if the Employee’s employment is terminated pursuant to Section 5.04 hereof or if the Employee leaves the employ of the Company for Good Reason, the Option shall fully vest and the Employee shall have one (1) year thereafter to exercise the Option.
For purposes of this Agreement, “Good Reason” shall mean the following:
          (a) a material default or breach by the Company of any obligation, representation, warranty, covenant or agreement made by the Company herein, including, but not limited to: (i) a reduction of the duties of the Employee; (ii) a change in the reporting responsibility of the Employee to the Board of Directors or (iii) the Company’s failure to maintain in full force and effect Directors & Officers Insurance in accordance with Section 4.02(i) of this Agreement; or
          (b) the Company requiring the Employee to be based anywhere other than the New York City, New York metropolitan area, except for required travel on business; or
          (c) a material default or breach by the Company, of the Management Agreement by and between the Company and WQN Capital Advisors, LLC (the “Management Company”), dated on or about the date hereof (the “Management Agreement”) (a termination in accordance with Section 11 of the Management Agreement shall not constitute a material default or breach by the Company).
          4.02 The Employee shall be entitled, during the Employment Period, to, (i) Director’s and Officer’s Insurance, in an initial amount equal to that which is normal and customary for a business the type of which the Company is engaged in, which amount shall be reviewed by the Board of Directors and the Employee from time to time, and (ii) the maximum indemnification by the Company that may be provided for officers/directors under the laws of the Company’s state of incorporation and the Company’s certificate of incorporation and bylaws.
     5. TERMINATION
          5.01 The Employee’s employment hereunder shall terminate automatically and without notice upon the death of the Employee or the Employee voluntarily leaving the employ of the Company.
          5.02 The Company may terminate the Employee’s employment hereunder, upon written notice to the Employee, in the event of the Employee’s Incapacity. For the purpose of this Agreement, Incapacity shall be deemed to refer to and include (i) the suffering of any mental or physical illness, disability or incapacity to the extent that the Employee shall be unable to perform his duties pursuant to this Agreement and such illness, disability or incapacity shall be deemed by a licensed physician chosen by the Company to be of a permanent nature, or (ii) the Employee shall not have performed his duties hereunder on a full-time basis for a continuous period of 90 days or a period of 150 days in any one year period, and the Company, and its option, elects to treat such illness, disability or incapacity as permanent in nature.
          5.03 The Company may terminate the Employee’s employment hereunder, upon written notice to the Employee, for Cause. For purposes of this Agreement, “Cause” shall mean the following:
                   (a) the Employee’s conviction of a felony in a court of law of any crime or offense involving money; or
                   (b) the Employee’s failure or refusal to substantially perform his duties hereunder (other than any such failure or refusal resulting from his Incapacity or the failure to meet specific growth and profit targets), or the Employee’s failure or refusal to carry out the reasonable business directives of the Board of Directors, or the willful taking of any action by the Employee which results in material damage to the Company, or the material default or breach by the

Employee of any obligation, representation, warranty, covenant or agreement made by the Employee herein; provided, however, that the Company shall have given the Employee written notice of any such Cause for termination pursuant to this Section 5.03(b) and the Employee shall have failed to cure such Cause within fifteen (15) days after the date of such notice. If the Cause for termination is cured within the fifteen (15) day period, it shall be deemed for all purposes that Cause for termination has not occurred; or
                    (c) the Board of Directors of the Company determines in good faith that the Employee, as a member or manager of the Management Company, has caused a material breach or default by the Management Company of the Management Agreement.
           5.04 The Company or the Employee may terminate the Employee’s employment hereunder without Cause.
     6. SURVIVAL
          The covenants and agreements contained in or made pursuant to this Agreement shall survive the Employee’s termination of employment, irrespective of any investigation made by or on behalf of any party.
     7. ENTIRE AGREEMENT; MODIFICATION
          This Agreement sets forth the entire understanding of the parties with respect to the subject matter hereof, supersedes all existing agreements between them concerning such subject matter, and may be modified, supplemented or discharged only by a written instrument duly executed by each party.
     8. NOTICES
          Any notices or other communication required or permitted to be given hereunder shall be in writing and shall be mailed by certified or registered mail, return receipt requested, or personally delivered against receipt to the party to whom it is to be given at the address of such party set forth in the preamble to this Agreement (or to such other address as the party shall have furnished in writing in accordance with the provisions of this Section 8). Any notice or other communication given by certified mail shall be deemed given at the time of certification thereof, except for a notice changing a party’s address which shall be deemed given at the time of receipt thereof.
     9. WAIVER
          Any waiver by either party of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. Any waiver must be in writing.
     10. BINDING EFFECT
          The Employee’s rights and obligations under this Agreement shall not be transferable by assignment or otherwise, such rights shall not be subject to commutation, encumbrance, or the claims of the Employee’s creditors, and any attempt to do any of the foregoing shall be void. The provisions of this Agreement shall be binding upon and inure to the benefit of the Employee, his heirs, executors, and administrators, and shall be binding upon and inure to the benefit of the Company and its successors and assigns.
     11. HEADINGS
          The headings in this Agreement are solely for the convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.
     12. COUNTERPARTS; GOVERNING LAW
          This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This

Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to any doctrine pertaining to the conflict of laws.
     IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year above written.

/s/ David S. Montoya
DAVID S. MONTOYA

WQN, INC.

By:	/s/ Robert Farmer
Robert Farmer, Chairman